As filed with the Securities and Exchange Commission on June 12, 2015

Registration No. 333-204376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew W. McCann

General Counsel and Corporate Secretary

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2891

(214) 969-4343 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum aggregate offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Common Shares, par value $0.10 per share
Undesignated Shares, par value $0.01 per share
Warrants
Debt Securities
Total	$200,000,000	100%	$200,000,000	$23,240.00

(1)	Securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(3)	The registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $200,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-3 is being filed to update the Calculation of Registration Fee table in response to a comment from the Staff of the Securities and Exchange Commission. No changes have been made to the form of prospectus included in the Registration Statement on Form S-3 (Reg. No. 333-204376) filed on May 21, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$23,240
Trustees’ and transfer agents’ fees	(1)
Printing and engraving expenses	(1)
Legal fees and expenses	40,000	*
Accounting fees and expenses	15,000	*
Engineering fees and expenses	5,000	*
Miscellaneous	0

Total	$83,240	*

*	Estimate.
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Bye-Laws require us to indemnify our officers and directors against all liabilities, loss, damage or expense incurred or suffered by such person in such capacity or by reason of any act done, conceived or omitted in the conduct of our business or in the discharge of such person’s duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to Bermuda law. Bermuda law permits us to indemnify directors and officers against liability attaching to them arising from their duties but such indemnification may not extend to acts of fraud or dishonesty. The Bye-Laws require us to advance funds to directors or officers for their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved, and only if such advance is specifically authorized in accordance with Bye-Law 44.6. The Bye-Laws permit the purchase of indemnity insurance.

Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, June 12, 2015.

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ N. Malone Mitchell 3rd
N. Malone Mitchell 3rd
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N. Malone Mitchell 3rd N. Malone Mitchell 3rd	Chairman and Chief Executive Officer (Principal Executive Officer)	June 12, 2015

/s/ Wil F. Saqueton Wil F. Saqueton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2015

/s/ Bob G. Alexander* Bob G. Alexander	Director	June 12, 2015

/s/ Brian Bayley* Brian Bayley	Director	June 12, 2015

/s/ Charles J. Campise* Charles J. Campise	Director	June 12, 2015

Signature	Title	Date

/s/ Marlan W. Downey* Marlan W. Downey	Director	June 12, 2015

/s/ N. Gregory K. Renwick* Gregory K. Renwick	Director	June 12, 2015

/s/ Mel G. Riggs* Mel G. Riggs	Director	June 12, 2015

*By:	/s/ Matthew W. McCann
Matthew W. McCann
Attorney-in-Fact

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement for Common Shares

1.2**	Form of Underwriting Agreement for Undesignated Shares

1.3**	Form of Underwriting Agreement for Warrants

1.4**	Form of Underwriting Agreement for Debt Securities

3.2	Altered Memorandum of Continuance of TransAtlantic Petroleum Ltd., dated March 6, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 6, 2014, filed with the SEC on March 6, 2014).

3.3	Amended Bye-Laws of TransAtlantic Petroleum Ltd., dated March 6, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 6, 2014, filed with the SEC on March 6, 2014).

4.1	Specimen Common Share certificate (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated March 6, 2014, filed with the SEC on March 6, 2014).

4.2**	Form of Warrant Agreement

4.3**	Form of Warrant (included in Exhibit 4.2)

4.4*	Form of Senior Indenture

4.5*	Form of Subordinated Indenture

4.6**	Form of Specimen of Senior Debt Security

4.7**	Form of Specimen of Subordinated Debt Security

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP

5.2*	Opinion of Appleby

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of KPMG LLP

23.2*	Consent of Davidson & Company LLP

23.3*	Consent of DeGolyer and MacNaughton

23.4*	Consent of Deloitte LLP

23.5*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in legal opinion filed as Exhibit 5.1)

23.6*	Consent of Appleby (included in legal opinion filed as Exhibit 5.2)

24.1*	Power of attorney (included on signature page)

25.1***	Statement of Eligibility of Trustee on Form T-1 with respect to indenture

*	Previously filed.
**	To be filed by amendment or on Form 8-K
***	To be filed in accordance with Trust Indenture Act Section 305(b)(2).